UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 15, 2018
Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)
Virginia	000-25805	54-1288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		540.347.2700
Not Applicable
______________________________________________
 Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 15, 2018, the Board of Directors of Fauquier Bankshares, Inc. (the "Company") adopted an amendment to Section 2.7 of Article II of the Company's By-laws, effective immediately. Prior to this amendment, such section provided that (i) no director was eligible for election or re-election to the Company's Board of Directors who had reached the age of 72 on or before the election of directors at an annual meeting and (ii) any director elected prior to the age of 72 was entitled to serve out his or her term regardless of age.  As amended, the age limitations in such section were increased to the age of 74.
The foregoing description of the amendment to the Company's By-laws is qualified in its entirety by reference to the full text of such By-laws, as amended and restated. A copy of the amended and restated By-laws is attached as Exhibit 3.2 and incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.2	By-laws of Fauquier Bankshares, Inc. (as amended and restated effective March 15, 2018).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

March 20, 2018	By:	/s/ Christine E. Headly
Name: Christine E. Headly
Title: Executive Vice President and Chief Financial Officer

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